Exhibit 5.1

May 24, 2018

Citizens Financial Group, Inc.,

One Citizens Plaza,

Providence, RI 02903.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of 300,000 shares of 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $25.00 per share (the “Securities”), of Citizens Financial Group, Inc., a Delaware corporation (the “Company”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that the Securities have been validly issued and are fully paid and nonassessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on factual information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the certificates for the Securities conform to the specimen thereof examined by us and have been duly countersigned by a transfer agent and duly registered by a registrar of the Securities and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement relating to the Securities and to the reference to us under the caption “Validity of Shares” in the prospectus supplement, which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

                    /s/ Sullivan & Cromwell LLP